Exhibit 32.2

CERTIFICATION of CFO PURSUANT TO

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Annual Report on Form 10-K for the period from February 25, 2015 (Inception) to December 31, 2015 (the “Report”) of FS Investment Corporation IV (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Edward T. Gallivan, Jr., the Chief Financial Officer of the Registrant, hereby certify, to the best of my knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 21, 2016

/s/ EDWARD T. GALLIVAN, JR.
Edward T. Gallivan, Jr.
Chief Financial Officer